Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-238882, 333-215405, 333-184912, 333-74478, 333-120423 and 333-272277) and Form S-8 (File Nos. 333-286308, 333-256329, 333-212702, 333-197374, 333-178830, 333-73426, 333-143951 and 333-225153) of DLH Holdings Corp. of our report dated December 10, 2025, relating to the consolidated financial statements as of and for the year ended September 30, 2025, which appears in this Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
December 10, 2025